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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
HEALTH CATALYST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Health Catalyst, Inc.
3165 Millrock Drive #400
Salt Lake City, Utah 84121
April 28, 2020
Dear Health Catalyst Stockholder:
I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Health Catalyst, Inc. (“Health Catalyst”) to be held on June 12, 2020 at 12:30 p.m. Mountain Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions at https://web.lumiagm.com/237798905.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. You are entitled to vote at our Annual Meeting and any adjournments, continuations or postponements of our Annual Meeting only if you were a stockholder as of the close of business on April 15, 2020.
Thank you for your ongoing support of and continued interest in Health Catalyst.

Sincerely,

Daniel Burton
Chief Executive Officer and Director
YOUR VOTE IS IMPORTANT
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders in this manner. We believe this process will facilitate the accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our Annual Meeting. On or about April 28, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2019 Annual Report on Form 10-K (“2019 Annual Report”). The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2019 Annual Report can be accessed directly at the Internet address www.voteproxy.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

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Health Catalyst, Inc.
3165 Millrock Drive #400
Salt Lake City, Utah 84121
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2020
Notice is hereby given that Health Catalyst, Inc. will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2020 at 12:30 p.m. Mountain Time via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at https://web.lumiagm.com/237798905. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect three Class I directors, Timothy G. Ferris, Anita V. Pramoda, and S. Dawn Smith, to hold office until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two.
We have elected to provide access to our Annual Meeting materials, which include the proxy statement for our 2020 Annual Meeting of Stockholders (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. On or about April 28, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2019 Annual Report on Form 10-K (“2019 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and our 2019 Annual Report can be accessed directly at the Internet address www.voteproxy.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on April 15, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.

Daniel Orenstein
General Counsel and Corporate Secretary
Salt Lake City, Utah
April 28, 2020

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HEALTH CATALYST, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

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Health Catalyst, Inc.
3165 Millrock Drive #400
Salt Lake City, Utah 84121
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2020
GENERAL INFORMATION
Our board of directors (“board”) solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2020 Annual Meeting of Stockholders (this “Proxy Statement”) and the accompanying Notice of 2020 Annual Meeting of Stockholders. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet on June 12, 2020 at 12:30 p.m. Mountain Time. On or about April 28, 2020, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2019 Annual Report on Form 10-K (“2019 Annual Report”), and how to vote. If you held shares of our common stock on April 15, 2020 you are invited to attend the meeting at https://web.lumiagm.com/237798905 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement the terms “Health Catalyst,” “the company,” “we,” “us,” and “our” refer to Health Catalyst, Inc. and its subsidiaries. The mailing address of our principal executive offices is Health Catalyst, Inc., 3165 Millrock Drive #400, Salt Lake City, Utah 84121.

What matters are being voted on at the Annual Meeting?
You will be voting on:

•The election of three Class I directors, Timothy G. Ferris, Anita V. Pramoda, and S. Dawn Smith, to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

•A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•Any other business as may properly come before the Annual Meeting.

How does the board of directors recommend that I vote on these proposals?
Our board recommends a vote:

•“FOR” the election of Timothy G. Ferris, Anita V. Pramoda, and S. Dawn Smith as Class I directors; and

•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who is entitled to vote?
Holders of our common stock as of April 15, 2020, the record date for our Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 38,094,527 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote at the meeting. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

What do I need to be able to attend the Annual Meeting online?
We will be holding our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at https://web.lumiagm.com/237798905. The webcast will start at 12:30 p.m. Mountain Time on June 12, 2020. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 11-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.voteproxy.com.

How many votes are needed for the approval of each proposal?
Proposal One. The election of directors requires a plurality of the votes properly cast to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

Proposal Two. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes properly cast to be approved. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?	A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (“bylaws”) and Delaware law. The presence, in person or by proxy, of a majority of the issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:

1.by Internet at www.voteproxy.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2020 (have your Notice or proxy card in hand when you visit the website);

2.by toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries, until 11:59 p.m. Eastern Time on June 11, 2020 (have your Notice or proxy card in hand when you call);

3.by completing and mailing your proxy card (if you received printed proxy materials); or

4.by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at https://web.lumiagm.com/237798905.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 11, 2020. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting. If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by Internet, telephone, or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks, or other nominees.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•notifying our Corporate Secretary, in writing, at Health Catalyst, Inc., 3165 Millrock Drive #400 Salt Lake City, Utah 84121 before the vote is counted;

•voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 11, 2020 (your latest telephone or Internet proxy is the one that will be counted); or

•attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke a previously submitted proxy unless you specifically request it. If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank, or other nominee.

What is the effect of giving a proxy?	Proxies are solicited by and on behalf of our board. Daniel Burton, J. Patrick Nelli, and Daniel Orenstein have been designated as proxy holders by our board. When proxies are properly granted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, continued, or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have the same effect as a vote “against” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2019 Annual Report, primarily via the Internet. On or about April 28, 2020, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2019 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?	We will announce preliminary results at the Annual Meeting. We will also disclose final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?	Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at: Health Catalyst, Inc. Attention: Investor Relations 3165 Millrock Drive #400 Salt Lake City, Utah 84121 (801) 708-6800 Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 29, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Health Catalyst, Inc.
Attention: Corporate Secretary
3165 Millrock Drive #400
Salt Lake City, Utah 84121

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to meeting Annual Meeting of Stockholders, (ii) otherwise properly brought before such Annual Meeting of Stockholders by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•  not earlier than February 12, 2021; and

•  not later than the close of business on March 14, 2021.

In the event we hold the 2021 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders, or the tenth day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting of Stockholders does not appear to present his, her or its proposal at such Annual Meeting of Stockholders, we are not required to present the proposal for a vote at such Annual Meeting of Stockholders.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee (the “nominating committee”). Any such recommendations must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance—Stockholder Recommendations.”

In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, a stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:

•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•reduced disclosure about our executive compensation arrangements; and

•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and December 31, 2024, which is the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to irrevocably “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but we intend to take advantage of certain of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2021 annual meeting and the term of the Class III directors expires at the 2022 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our board has nominated Timothy G. Ferris, Anita V. Pramoda, and S. Dawn Smith for re-election as Class I directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our board and has consented to serve if elected. Promod Haque, currently a Class I member of our board of directors, is not standing for re-election as a director.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes, and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.
Our corporate governance guidelines also dictate that a majority of our board be comprised of directors whom our board has determined are “independent” directors under the published listing requirements of the Nasdaq Stock Market LLC (the “Nasdaq”).

Directors

The following table sets forth information regarding our directors as of March 31, 2020:

Name	Age	Positions and Offices Held with the Company	Class
Employee Directors:
Daniel Burton	45	Chief Executive Officer and Director	Class II

Non-Employee Directors:
Fraser Bullock(2)	64	Chairperson and Director	Class III
Todd Cozzens(2)	64	Director	Class II
Michael Dixon(3)	36	Director	Class III
Timothy G. Ferris	57	Director	Class I
Duncan Gallagher(1)	60	Director	Class III
Promod Haque(3)	71	Director	Class I
John A. Kane(1)	67	Director	Class II
Anita V. Pramoda(2)	45	Director	Class I
S. Dawn Smith(1)	56	Director	Class I
Julie Larson-Green	58	Director	Class II

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.
Information Concerning Director Nominees
Timothy G. Ferris. Dr. Ferris has served as a member of our board of directors since January 2018. Since 2017, Dr. Ferris has served as the Chief Executive Officer of the Massachusetts General Physicians Organization, a multi-specialty medical group. Prior to that, Dr. Ferris served as the Senior Vice President for Population Health at Partners Healthcare (currently in process of rebranding itself as Mass General Brigham), Massachusetts General Hospital, from 2011 to 2017. Dr. Ferris holds a B.A. from Middlebury College, an M.Phil. from Wolfson College, Oxford University, an M.D. from Harvard Medical School, and an M.P.H. from Harvard School of Public Health.
We believe that Dr. Ferris is qualified to serve as a member of our board of directors based on his experience as a chief executive officer and director and his knowledge of the healthcare industry.
Anita V. Pramoda. Ms. Pramoda has served as a member of our board of directors since April 2016. Since 2014, Ms. Pramoda has served as the Chief Executive Officer of Owned Outcomes, Inc., a healthcare software company. Ms. Pramoda also has served as an Executive Advisor to Technology Crossover Ventures, a venture capital and private equity firm, since 2012. Previously, Ms. Pramoda served as the Chief Executive Officer of Ediom LLC, a healthcare analytics company, until its sale to Vizient, Inc. in 2018. She currently serves on the board of the Federal Reserve Bank of San Francisco (Los Angeles Branch) and Dupage Medical Group IL. Previously, Ms. Pramoda served on the board of directors and audit committee of Allscripts, Inc., a public healthcare software company, from 2013 to 2016. Ms. Pramoda holds a B.E. from the University of Madras and an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe that Ms. Pramoda is qualified to serve as a member of our board of directors based on her experience as a chief executive officer, experience serving on a public company board, and her knowledge of the healthcare industry.

S. Dawn Smith. Ms. Smith has served as a member of our board of directors since January 2020. Ms. Smith serves as Cologix’s president and chief operating officer, where she helps drive strategy and execution for the firm’s extensive infrastructure of secure, hyperscale edge data center sites and solutions. Her experience with the management and shepherding of data across multiple industries gives her unique perspective. She previously served in legal advisory roles at Wilson Sonsini Goodrich and Rosati and as a partner at Morrison Foerster LLP, where she practiced for nearly a decade in corporate and securities, including M&A, public company corporate governance, compliance, and venture capital transactions. She also served as senior vice president, chief legal officer, and chief compliance officer at VMware, where she led a team of more than 150 team members and was responsible for global legal, compliance, and government relations. She also previously served as executive vice president and chief legal officer at McAfee. Ms. Smith currently serves on the board of directors of the Minority Corporate Counsel Association. Ms. Smith holds a B.S. from the U.S. Naval Academy, a J.D. from Stanford Law School, and an M.B.A. from Providence College.

We believe that Ms. Smith is qualified to serve as a member of our board of directors based on her executive leadership experience, including serving as a chief operating officer, chief legal officer, and chief compliance officer, and her knowledge of the technology industry.
Information Concerning Continuing Directors
Fraser Bullock. Mr. Bullock has served as a member of our board of directors since May 2014. Mr. Bullock is one of the co-founders of Sorenson Capital, a private equity firm, serving as a Senior Advisor since 2015, and previously serving as the Managing Director from 2003 to December 2015. Mr. Bullock joined the Salt Lake Organizing Committee for the Olympic Winter Games of 2002 in 1999 as its Chief Operating Officer and in 2002 was appointed President and Chief Executive Officer. He currently serves on the board of directors of Domo, Inc., a public computer software company. Mr. Bullock holds a B.A. in Economics and a M.B.A. from Brigham Young University.
We believe that Mr. Bullock is qualified to serve as a member of our board of directors because of his leadership experience, his extensive experience as a venture capital investor, and his experience serving on a public company board.
Todd Cozzens. Mr. Cozzens has served as a member of our board of directors since August 2012. Mr. Cozzens is one of the co-founders of Transformation Capital Partners, L.P., which is the successor management company to Leerink Transformation Partners, a private equity firm, and has served as Managing Partner since September 2015. From 2012 to 2015, Mr. Cozzens was a healthcare information technology investor at Sequoia Capital, a venture capital firm. Mr. Cozzens currently serves on the boards of directors of a number of companies, including Natera, Inc., a public genetic testing company. Mr. Cozzens received a B.A. from Marquette University and completed Harvard Business School’s Program for Management Development (PMD).
We believe that Mr. Cozzens is qualified to serve as a director based on his knowledge of the healthcare industry and his experience serving on a public company board.
Michael Dixon. Mr. Dixon has served as a member of our board of directors since September 2011. Since September 2019, Mr. Dixon has served as Managing Partner of Transformation Capital Partners, L.P., a growth equity investment firm focused on investing in high-growth digital health companies. From 2008 to 2018, Mr. Dixon worked at Sequoia Capital, a venture capital firm, and served as a Managing Member of Sequoia Capital Operations, LLC from January 2015 to September 2018. Mr. Dixon currently serves as a member of the board of directors for a number of private companies. Mr. Dixon holds a B.S. in Finance and Accounting from Boston College.
We believe that Mr. Dixon is qualified to serve as a member of our board of directors based on his experience as a seasoned investor, a current and former director of many companies, and his knowledge of the healthcare industry.

Duncan Gallagher. Mr. Gallagher has served as a member of our board of directors since 2017. Since March 2017, Mr. Gallagher has served as President of Donegal Advisory Services, a healthcare consulting company. From August 2009 to January 2017, Mr. Gallagher held various positions at Allina Health, a healthcare services company, including Chief Financial Officer and Chief Administrative Officer. He currently serves on the board of directors of Carium, Inc., a privately-held healthcare technology company. Mr. Gallagher holds a B.S. from the University of South Dakota and an M.B.A. from the University of Minnesota.
We believe that Mr. Gallagher is qualified to serve as a member of our board of directors based on his experience as a chief financial officer and director and his knowledge of the healthcare industry.
John A. Kane. Mr. Kane has served as a member of our Board of Directors since 2015. Mr. Kane currently serves as a business consultant for various organizations. Mr. Kane served as the interim Chief Financial Officer of athenahealth, Inc. (ATHN), a public healthcare company, from July 2017 to January 2018. Mr. Kane was formerly Senior Vice President - Finance, Chief Financial Officer, and Treasurer of IDX Systems Corporation (IDXC), a leading provider of software, services, and technologies for healthcare provider organizations, from 1984 until the acquisition of IDX by GE Healthcare in January 2006. Prior to joining IDX, Mr. Kane was employed as an audit manager at Ernst & Young, LLP, in Boston, Massachusetts. Mr. Kane served as a director and chairperson of the audit committee of Merchants Bancshares, Inc. (MBVT) from 2005 until 2014 and athenahealth, Inc. from 2007 until February 2019. He currently serves on the board of directors of several privately-held companies. Mr. Kane holds a B.S. and M.Acc. from Brigham Young University.
We believe that Mr. Kane is qualified to serve as a member of our board of directors and chair of our audit committee due to his background as a member of the board and audit committee of other public and private companies and his leadership experience in technology and healthcare businesses.
Julie Larson-Green. Ms. Larson-Green has served as a member of our board of directors since January 2020. Since January 2018, Ms. Larson-Green the chief experience officer at Qualtrics, the leader in customer experience and creator of the experience management category, where she brings her passion for integrating product, customer, and employee creativity, and building world-class teams. From 1993 to 2017, she served in a variety of executive leadership and product development roles at Microsoft, including leadership in building Microsoft Office, Windows, Internet Explorer, Xbox, and Surface. She also cultivated a startup culture, fostering ideas to reflect the company’s broader vision of helping people achieve more and focus on what matters most.

We believe that Ms. Larson-Green is qualified to serve as a member of our board of directors based on her executive leadership experience, including chief experience officer, and her knowledge of the technology industry.

Information Concerning Directors not Standing for Re-election

Promod Haque. Dr. Haque has served as a member of our board of directors since December 2012. Dr. Haque has been Senior Managing Partner of Norwest Venture Partners, a venture capital firm, since January 2013 and had previously served as Managing Partner since 1990. He currently serves on the boards of directors of several privately held companies, including Cognitive Scale Inc. and Simpplr. Dr. Haque also served on the board of directors of FireEye, Inc. from 2005 until October 2014, Cyan, Inc. from 2007 until August 2015, and Apigee Corp. from 2005 until October 2016. Dr. Haque holds a B.S. in Electrical Engineering from the University of Delhi, India, an M.B.A. from Northwestern’s Kellogg Graduate School of Management, and a Ph.D. in Electrical Engineering from Northwestern University.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our board, which is elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board and management team are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the Nasdaq listing standards.
Besides verifying the independence of the members of our board and committees (which is discussed in the section titled “Independence of Our Board of Directors”), at the direction of our board, we also:

•	Periodically review and make necessary changes to the charters for our audit, compensation, and nominating and corporate governance committees;

•	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of conduct that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.
In addition, we have adopted a set of corporate governance guidelines. Our nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our board concerning corporate governance matters. A copy of our corporate governance guidelines can be found on our investor relations website at https://ir.healthcatalyst.com/corporate-governance/governance-overview. Our corporate governance guidelines address such matters as:

•	Director Independence—Independent directors must constitute at least a majority of our board;

•	Monitoring Board Effectiveness—Our board must conduct an annual self-evaluation of our board and its committees;

•	Board Access to Independent Advisors—Our board as a whole, and each of its committees separately, have authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate; and

•	Board Committees—All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable Nasdaq criteria.
Meetings of Our Board
Our board held eight meetings in our fiscal year ended December 31, 2019 (“fiscal 2019”). Each director attended at least 75% of all meetings of our board and the committees on which he or she served that were held during 2019. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board, and all meetings of the committees on which they serve.

Code of Conduct
Our board has adopted a code of conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at https://ir.healthcatalyst.com/corporate-governance/governance-overview. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waiver from, a provision of our code of conduct by posting such information on the website address and location specified above. During fiscal 2019, no waivers were granted from any provision of the code of conduct.
Independence of Our Board
Our common stock is listed on Nasdaq. Under the Nasdaq listing standards, independent directors must constitute a majority of a listed company’s board. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating, and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.
Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board has determined that Messrs. Bullock, Cozzens, Dixon, Gallagher, Haque, and Kane and Mses. Pramoda, Larson-Green, and Smith do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. In making these determinations, our board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any of their affiliated funds, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Fraser Bullock serves as Chairperson of our board, presides over meetings of our board and holds such other powers and carries out such other duties as are customarily carried out by the Chairperson of our board. Our board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to running the company. The position of Chairperson of our board is also a significant commitment that includes providing advice to and independent oversight of management. Our board believes at this time that its oversight function is enhanced when an independent director, serving as Chairperson of our board, is in a position to set the agenda for, and preside over, meetings of our board. We also believe that our current leadership structure enhances the active participation of our independent directors.

Our Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including, among others, strategic, financial, business, and operational, cybersecurity, legal and regulatory compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Our management team is responsible for the day-to-day management of risks the company faces, while our board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management team are appropriate and functioning as designed.
Our board believes that open communication between our management team and our board is essential for effective risk management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the company.
While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and liquidity risk, and discusses with our management team and Ernst & Young LLP guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Risks Related to Compensation Policies and Practices
As part of its oversight function, our board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our compensation committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Committees of Our Board
Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board. Each of the audit, compensation and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our board that is available to stockholders at https://ir.healthcatalyst.com/corporate-governance/governance-overview/.
Audit Committee
Our audit committee consists of Messrs. Kane and Gallagher and Ms. Smith, with Mr. Kane serving as Chairperson. Ms. Pramoda served on our audit committee until January 1, 2020, when Ms. Smith joined the committee. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the Nasdaq listing standards. In addition, our board has determined that Mr. Kane is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with our management team and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews proposed related party transactions;

•	obtains and reviews a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee annually reviews the independent registered public accounting firm’s performance and independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq listing standards. Our audit committee held seven meetings during fiscal 2019.
Compensation Committee
Our compensation committee consists of Messrs. Cozzens and Bullock, and Ms. Pramoda, with Mr. Cozzens serving as Chairperson. Mr. Dixon and Dr. Haque each served on our compensation committee until January 1, 2020, when Mr. Bullock and Ms. Pramoda joined the committee. The composition of our compensation committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board regarding, the compensation of our executive officers;

•	administers our equity incentive plans;

•	reviews and approves, or make recommendations to our board regarding, incentive compensation and equity plans; and

•	establishes and reviews general policies relating to the compensation and benefits offered to our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq listing standards. Our compensation committee held four meetings during fiscal 2019.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Michael Dixon and Promod Haque (who is not standing for re-election as a director), with Mr. Dixon serving as Chairperson. Mr. Bullock served on our nominating and corporate governance committee until January 1, 2020, when Dr. Haque joined the committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates, and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;

•	evaluates the performance of our board and of its committees;

•	considers and makes recommendations to our board regarding the composition of our board and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board regarding corporate governance guidelines.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of Nasdaq. Our nominating and corporate governance committee held four meetings during fiscal 2019.
Identifying and Evaluating Director Nominees
Our board has delegated to our nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our nominating and corporate governance committee deems to be appropriate in the evaluation process. Our nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating and corporate governance committee recommends candidates for our board’s approval as director nominees for election to our board.

Minimum Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board, as well as the needs of our board and the respective committees of our board. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of our business and industry, and other commitments.
Nominees must also have proven achievement and competence in their field, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team, and the ability to make significant contributions to our success. Nominees must also have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders, and an understanding of the fiduciary responsibilities that are required of a director. Nominees must have sufficient time available in the judgment of our nominating and corporate governance committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend, and participate in all meetings of our board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our stockholders’ best interests. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board the director nominees for selection.
Corporate Social Responsibility

We are committed to improving the lives of our team members, customers, stockholders, partners, and the communities in which we live and work. We believe we generate value for all of these stakeholders by focusing on corporate social responsibility and conducting our business in an ethical, transparent, and accountable manner. For more information on our commitment to corporate social responsibility, please refer to our ESG Report available at: https://www.healthcatalyst.com/environmental-social-governance/.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to our nominating and corporate governance committee by sending the individual’s name and qualifications to our Corporate Secretary at Health Catalyst, Inc., 3165 Millrock Drive #400 Salt Lake City, Utah 84121, who will forward all recommendations to our nominating and corporate governance committee. Any such recommendations should include the information required by our bylaws. Our nominating and corporate governance committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or members of our management team.
Stockholder Communications
Our board provides to every stockholder the ability to communicate with our board, as a whole, and with individual directors on our board through an established process for stockholder communication. For a stockholder communication directed to our board as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or expedited delivery service to the address listed below or by email to Secretary@healthcatalyst.com:
Health Catalyst, Inc.
3165 Millrock Drive #400
Salt Lake City, Utah 84121
Attn: Secretary, General Counsel

For a stockholder communication directed to an individual director in his or her capacity as a member of our board, stockholders, and other interested parties may send such communication to the attention of the individual director via U.S. Mail or expedited delivery service to the address listed below or by email to Sectretary@healthcatalyst.com:
Health Catalyst, Inc.
3165 Millrock Drive #400
Salt Lake City, Utah 84121
Attn: [Name of Director]; Secretary, General Counsel
If sent by email, the communication should specify “Attn. [Name of Director]” in the subject line.
Our General Counsel, in consultation with appropriate members of our board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chairperson of our board. The General Counsel will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of the company, solicitations, advertisements, surveys, “junk” mail, or mass mailings.

Non-Employee Director Compensation

During the fiscal year ended December 31, 2019, we provided compensation to our non-employee directors, in the form of cash retainers and equity awards as set forth below, with cash retainers prorated for partial years of service:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson of the board	30,000
Additional Annual Retainer for Committee Membership
Annual service as chair of the audit committee	20,000
Annual service as member of the audit committee (other than chair)	10,000
Annual service as chair of the compensation committee	10,000
Annual service as member of the compensation committee (other than chair)	5,000
Annual service as chair of the nominating and corporate governance committee	7,500
Annual service as member of the nominating and corporate governance committee (other than chair)	3,750

Our policy provides that, upon initial election to our board of directors, each new non-employee director will be granted a one-time grant of restricted stock units (“RSUs”) having a fair market value of $225,000 (the “Initial Grant”). The Initial Grant will vest in three equal annual installments over three years. Furthermore, on the date of each of our annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a fair market value of $150,000 (the “Annual Grant”). The Annual Grant will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders. The Initial Grant and Annual Grant are subject to full accelerated vesting upon the sale of the Company. In September 2019, we made a special one-time grant of RSUs with a value of approximately $150,000 to each of Messrs. Bullock, Dixon, Haque, and Kane to recognize their service as board members.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $500,000 in any other year.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

The following table presents the total compensation for each person who served as a non-employee director during the fiscal year ended December 31, 2019. Other than as set forth in the table below, we did not pay any compensation or make any equity awards to our non-employee directors during 2019. Mr. Burton, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Burton, as a named executive officer of the Company, is presented in the “Executive Compensation — 2019 Summary Compensation Table”.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	All Other Compensation($)		Total($)
Fraser Bullock(2)	31,599	141,782	—		173,381
Todd Cozzens(3)	42,250	—	—		42,250
Michael Dixon(4)	18,229	141,782	—		160,011
Timothy G. Ferris(5)	35,000	—	—		35,000
Duncan Gallagher(6)	39,371	—	7,083	(7)	46,454
Promod Haque(8)	17,434	141,782	—		159,216
John A. Kane(9)	52,268	141,782	—		194,050
Anita V. Pramoda(10)	37,500	—	—		37,500
_________________

(1)	The amounts reported represent the aggregate grant date fair value of the restricted stock units awarded to the non-employee directors in the fiscal year ended December 31, 2019, calculated in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification (ASC), Topic 718 and are determined by multiplying the number of shares underlying such RSUs by $39.86, the closing price of our common stock on the Nasdaq Global Market on September 1, 2019, the date of the grant. Such grant date fair values do not take into account any estimated forfeitures. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the non-employee directors upon any settlement of RSUs or any sale of the underlying shares of common stock.

(2)	As of December 31, 2019, Mr. Bullock held 3,557 RSUs.

(3)	As of December 31, 2019, Mr. Cozzens held outstanding options to purchase a total of 22,136 shares of our common stock.

(4)	As of December 31, 2019, Mr. Dixon held 3,557 RSUs.

(5)	As of December 31, 2019, Dr. Ferris held outstanding options to purchase a total of 62,500 shares of our common stock.

(6)	As of December 31, 2019, Mr. Gallagher held outstanding options to purchase a total of 62,500 shares of our common stock.

(7)	Amount represents consulting fees paid to Donegal Advisory Services, LLC for Mr. Gallagher’s consulting services. This engagement was terminated in January 2019.

(8)	As of December 31, 2019, Dr. Haque held 3,557 RSUs.

(9)	As of December 31, 2019, Mr. Kane held outstanding options to purchase a total of 5,209 shares of our common stock and 3,557 RSUs.

(10)	As of December 31, 2019, Ms. Pramoda held outstanding options to purchase a total of 82,500 shares of our common stock.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2020, and we are asking you and other stockholders to ratify this appointment. During fiscal 2019, Ernst & Young LLP served as our independent registered public accounting firm.
Although ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise, our board is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, our audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.

Audit Fees
The following table sets forth the fees billed or to be billed by Ernst & Young LLP and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2019 and 2018, inclusive of out-of-pocket expenses. All of these services were approved by our audit committee.

Fee Category	2019	2018
Audit Fees(1)	$1,799,940	$1,060,190
Audit-Related Fees(2)	—	392,100
Tax Fees	—	—
All Other Fees(3)	7,120	6,095
Total Fees	$1,807,060	$1,458,385

(1)	Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our initial public offering.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” including accounting consultations and audits in connection with acquisitions.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications.

 Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Health Catalyst specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit committee of the board of directors. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Health Catalyst, and the board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.
The audit committee’s general role is to assist the board of directors in monitoring the company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.
The audit committee has reviewed the company’s consolidated financial statements for its fiscal year ended December 31, 2019 and met with its management team, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Ernst & Young LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for its fiscal year ended December 31, 2019 be included in its 2019 Annual Report on Form 10-K.

The Audit Committee

John A. Kane (Chairperson)
Duncan Gallagher
S. Dawn Smith

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 31, 2020:

Name	Age	Position(s)
Daniel Burton	45	Chief Executive Officer and Director
J. Patrick Nelli	33	Chief Financial Officer
Paul Horstmeier	59	Chief Operating Officer
Dale Sanders	60	Chief Technology Officer
Linda Llewelyn	53	Chief People Officer
Daniel Orenstein	50	General Counsel
Information Concerning Executive Officers
Our executive officers as of March 31, 2020 consisted of the following:

Daniel Burton.   Mr. Burton has served as our Chief Executive Officer since October 2012 and a member of our board of directors since September 2011. Mr. Burton served as our President from September 2011 to October 2012, and as an adviser from January 2011 to September 2011. Prior to that, Mr. Burton co-founded HB Ventures, LLC, a private investment firm. Mr. Burton holds a B.S. from Brigham Young University and an M.B.A. from Harvard Business School.

J. Patrick Nelli. Mr. Nelli has served as our Chief Financial Officer since September 2017. Since August 2013, Mr. Nelli has held various roles with us, including, Senior Vice President - Touchstone Product Line; Vice President - Corporate Analytics; and Manager - Financial Planning and Analysis. Mr. Nelli holds a B.A. from Wake Forest University.

Paul Horstmeier. Mr. Horstmeier has served as our Chief Operating Officer since October 2018. From April 2017 to October 2018, Mr. Horstmeier served as our Chief Operating Officer, Technology Business, as our Senior Vice President - Marketing from May 2012 to March 2017, and as our Chief Operating Officer from October 2011 to May 2012. Prior to that, Mr. Horstmeier was a co-founder of HB Ventures, LLC, a private investment firm. Mr. Horstmeier holds a B.S. and M.B.A. from Brigham Young University.

Dale Sanders. Mr. Sanders has served as our Chief Technology Officer since February 2019. He served as our President of Technology from September 2017 to February 2019 and as our Executive Vice President - Product Development from September 2015 to September 2017. Prior to that, Mr. Sanders served as our Senior Vice President - Strategy from October 2011 to September 2015. Mr. Sanders holds a B.S. from Ft. Lewis College.

Linda Llewelyn. Ms. Llewelyn has served as our Chief People Officer since February 2018. From August 2015 to February 2018, Ms. Llewelyn served as our Vice President - Human Resources. Prior to that, Ms. Llewelyn served as a Human Resources Director from January 2014 to August 2015 and as a Human Resources Manager from June 2013 to January 2014. Ms. Llewelyn holds a B.S. from the University of Utah.

Daniel Orenstein. Mr. Orenstein has served as our General Counsel since January 2016. From 2008 to September 2015, Mr. Orenstein served as General Counsel at athenahealth, Inc. (ATHN), a public healthcare company. Mr. Orenstein holds a B.A. from Columbia University and a J.D. from Georgetown University Law Center.

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

• attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success;
• provide compensation packages to our executives that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and
• effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

As further discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in the section titled “The Health Catalyst Flywheel,” our team member engagement, which includes our executive team members, is central to our success and the success of our customers and shareholders. When team members feel connected to our mission and are listened to, cared for, and respected at an extraordinary level, they produce outstanding work, which enables our customers to measurably improve. As customers realize improvements, their trust in Health Catalyst builds, their engagement in our shared work increases, and they choose to renew and expand their relationship with us, while also referring Health Catalyst to key decision-makers at other potential customers. Customer renewal, expansion, and referral produce growing, scalable, and predictable financial performance.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions, and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well. The compensation committee may establish and delegate its authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities, but it has not done so to date.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2019, the compensation committee retained Aon Consulting, Inc. (“Aon”), to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. The compensation committee utilized data from Aon to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by Aon creates any conflict of interest.

The compensation provided to our named executive officers for the fiscal years ended December 31, 2019 and 2018 is detailed in the 2019 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2019, which consists of our Chief Executive Officer and our two most highly-compensated individuals (other than our Chief Executive Officer) who were serving as executive officers on December 31, 2019 are:

•	Daniel Burton, our Chief Executive Officer;

•	Dale Sanders, our Chief Technology Officer; and

•	Paul Horstmeier, our Chief Operating Officer.

The following discussion contains forward-looking statements that are based on our current plans and expectations regarding our future compensation programs. The actual amount and form of compensation that we pay and the compensation policies and practices that we adopt in the future may differ materially from the currently-planned programs that are summarized in this discussion.

2019 Summary Compensation Table
The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary	Option Awards(1)	Nonequity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Daniel Burton	2019	$350,000	$3,022,611	$129,733	$17,378	$3,519,722
Chief Executive Officer	2018	314,583	4,068,139	172,833	17,185	4,572,740
Dale Sanders	2019	350,000	2,790,103	140,544	20,273	3,300,920
Chief Technology Officer	2018	314,583	2,624,606	210,295	18,444	3,167,928
Paul Horstmeier (4)	2019	300,000	2,092,577	111,200	22,334	2,526,110
Chief Operating Officer

(1)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to our named executive officers during 2019 and 2018, calculated in accordance with FASB ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 14 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)	Represents amounts earned by our named executive officers under our short-term incentive plan, based on our achievement of certain corporate performance goals.

(3)
For the 2019 year, the amounts reported represent: for Mr. Burton - $16,800 for matching contributions made by us under our 401(k) plan and $578 for executive life insurance premiums paid by us; for Mr. Sanders - $13,040 for matching contributions made by us under our 401(k) plan, $1,572 for executive life insurance premiums paid by us, and $5,661 for executive long term disability insurance premiums paid by us; and for Mr. Horstmeier - $16,800 for matching contributions made by us under our 401(k) plan, $1,450 for executive life insurance premiums paid by us, and $4,084 for executive long term disability insurance premiums paid by us.

For the 2018 year, the amounts reported represent: for Mr. Burton - $16,500 for matching contributions made by us under our 401(k) plan and $685 for executive life insurance premiums paid by us; for Mr. Sanders - $12,574 for matching contributions made by us under our 401(k) plan, $1,815 for executive life insurance premiums paid by us and $4,055 for executive long term disability insurance premiums paid by us.

(4)	Mr. Horstmeier was not a named executive officer for 2018.

Narrative to 2019 Summary Compensation Table

Base salaries
We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. For the fiscal year ended December 31, 2019, the annual base salaries for each of Messrs. Burton, Sanders, and Horstmeier were $350,000, $350,000, and $300,000, respectively.

Annual bonuses
During the fiscal year ended December 31, 2019, our named executive officers were eligible to participate in our short-term incentive program, pursuant to which each was eligible to earn an annual bonus based on the achievement of certain company performance objectives, including customer satisfaction, team member satisfaction, platform utilization, number of measurable improvements, revenue, Adjusted EBITDA, Adjusted Gross Margin, new client growth, and annual recurring revenue. For the fiscal years ended December 31, 2019 and 2018, the target annual bonuses for Messrs. Burton, Sanders, and Horstmeier were equal to 60%, 65%, and 60%, respectively, of the applicable named executive officer’s annual base salary.

Equity compensation
In 2011, our Board of Directors adopted the Health Catalyst, Inc. 2011 Stock Incentive Plan (the “2011 Plan”), which provided for the direct award, sale of shares, and granting of options for our common stock to our directors, team members, or consultants. In connection with our IPO, our board of directors adopted the 2019 Stock Option and Incentive Plan (the “2019 Plan”). The 2019 Plan provides flexibility to our compensation committee to use various equity-based incentive awards as compensation tools to motivate our workforce, including the grant of incentive and nonstatutory stock options, restricted and unrestricted stock, RSUs, and stock appreciation rights to our directors, team members, or consultants.

During the fiscal year ended December 31, 2019, we granted stock options to purchase shares of our common stock to each of our named executive officers, as described in more detail in the “Outstanding Equity Awards at 2019 Year-end” table.

401(k) plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a matching contribution of 100% of employee contributions up to 6% of compensation, which vests after two years of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Perquisites
We generally do not provide perquisites to our employees, other than Company-paid executive life insurance and executive long-term disability insurance premiums, reimbursement for relocation expenses, and certain other de minimis perquisites to our executive officers, including our named executive officers.

Executive employment arrangements
We initially entered into an offer letter with each of the named executive officers in connection with his employment with us, which set forth the terms and conditions of his employment. Each named executive officer also entered into our standard employee agreement and invention and confidentiality agreement. In connection with our IPO in 2019, we have adopted an executive severance plan (the “Executive Severance Plan”) providing for cash severance upon certain terminations of employment and “double-trigger” equity vesting acceleration in the event of certain terminations of employment in connection with or following a sale of the company. Each of our named executive officers participates in the Executive Severance Plan and the Executive Severance Plan replaces the severance provisions in such named executive officers’ offer letters, if any.

Executive Severance Plan
The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan) outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 12 months’ “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for a “Tier 1 Executive” (as defined in the Executive Severance Plan and which means the Company’s chief executive officer, Mr. Burton), 9 months’ base salary for a “Tier 2 Executive” (as defined in the Executive Severance Plan and which include the named executive officers other than Mr. Burton), and 6 months’ base salary for a “Tier 3 Executive” (as defined in the Executive Severance Plan), payable over 12 months, 9 months, or 6 months, respectively, and (ii) monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination, for up to 12 months for a Tier 1 Executive, 9 months for a Tier 2 Executive, and 6 months for a Tier 3 Executive; provided, that the participant was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 150% of base salary for a Tier 1 Executive, 100% of base salary for a Tier 2 Executive, and 75% of base salary for a Tier 3 Executive, (ii) a lump sum amount equal to 150% for a Tier 1 Executive, 100% for a Tier 2 Executive, and 75% for a Tier 3 Executive, of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the participant if he or she had remained employed by us for 18 months for a Tier 1 Executive, 12 months for a Tier 2 Executive, and 9 months for a Tier 3 Executive; provided, that the participant was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target level specified in the terms of the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Offer letters in place during the year ended December 31, 2019 for our named executive officers
Daniel Burton
On September 26, 2011, we entered into an offer letter with Daniel Burton, who currently serves as our Chief Executive Officer. The offer letter provides for Mr. Burton’s at-will employment and sets forth his initial annual base salary, initial target annual bonus, and his eligibility to participate in our benefit plans generally.

Dale Sanders
On October 24, 2011, we entered into an offer letter with Dale Sanders, who currently serves as our Chief Technology Officer. The offer letter provides for Mr. Sanders’ at-will employment and sets forth his initial annual base salary, initial target annual bonus, and an initial equity award grant (which is fully-vested), as well as his eligibility to participate in our benefit plans generally.

Paul Horstmeier
On October 13, 2011, we entered into an offer letter with Paul Horstmeier, who currently serves as our Chief Operating Officer. The offer letter provides for Mr. Horstmeier’s at-will employment and sets forth his initial annual base salary, initial target annual bonus, and an initial equity award grant (which is fully-vested), as well as his eligibility to participate in our benefit plans generally.

Outstanding Equity Awards at 2019 Year-end
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019:

			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Daniel Burton	7/1/13	7/1/13	107,545	(2)	-		$4.42	7/1/23
	6/12/14	5/13/14	76,465	(2)	-		6.24	6/12/24
	12/17/15	12/17/15	300,000	(2)	-		10.30	12/17/25
	9/27/18	9/25/18	242,191	(3)	532,809	(3)	10.80	9/27/28
	2/5/19	2/5/19	-		325,000	(3)	15.84	2/5/29
Dale Sanders	1/4/12	11/1/11	48,850	(2)	-		2.46	1/4/22
	11/9/15	10/28/15	202,500	(2)	-		10.30	11/9/25
	9/27/18	9/25/18	156,253	(3)	343,747	(3)	10.80	9/27/28
	2/5/19	2/5/19	-		300,000	(3)	15.84	2/5/29
Paul Horstmeier	7/1/13	7/1/13	50,000	(2)	-		4.42	7/1/23
	5/13/14	5/13/14	37,500	(2)	-		6.24	5/13/24
	11/9/15	10/28/15	37,499	(2)	-		10.30	11/9/25
	9/27/18	9/25/18	7,813	(3)	17,186	(3)	10.80	9/27/28
	2/5/19	2/5/19	-		225,000	(3)	15.84	2/5/29
__________________

(1)	Each equity award prior to July 23, 2019 was granted pursuant to our 2011 Plan and are subject to the terms of our 2011 Plan, as amended from time to time. Equity awards granted on or after July 23, 2019 were and will be granted pursuant to our 2019 Plan and are subject to the terms of our 2019 Plan, as amended from time to time. Each equity award is subject to certain acceleration of vesting provisions as set forth in our Executive Severance Plan.

(2)	The stock option is fully vested.

(3)	25% of the shares subject to the stock option vest on the first anniversary of the vesting commencement date and the remaining 75% vest in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.
Insider Trading Policies and Rule 10b5-1 Trading Plans
Our insider trading policies prohibit the members of our board and all employees, including our executive officers, from engaging in derivative securities transactions, including hedging, with respect to company securities and from pledging company securities as collateral or holding company securities in a margin account. Our insider trading policies require that our executive officers may trade in our securities only pursuant to trading plans that comply with Rule 10b5-1 under the Exchange Act, and permits certain other employees and our directors, to enter into trading plans that comply with Rule 10b5-1 under the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under the company’s equity compensation plans consisting of the 2011 Plan, the 2019 Plan, and the 2019 Employee Stock Purchase Plan (the “2019 ESPP”):

	Equity Compensation Plan Information
Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Referenced in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1):	8,351,577	(2)	$10.67	(3)	2,924,604	(4)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	8,351,577		$10.67		2,924,604

(1)
Includes the 2011 Plan, the 2019 Plan and the 2019 ESPP. The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each January 1, beginning on January 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. The 2019 ESPP provides that the number of shares reserved and available for issuance under the 2019 ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 750,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the ESPP Administrator. As of December 31, 2019, a total of 2,309,370 shares of our common stock had been reserved for issuance pursuant to the 2019 Plan, which number excludes the 1,836,581 shares that were added to the 2019 Plan as a result of the automatic annual increase on January 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2019 Plan and the 2011 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan (provided, that any such shares of common stock will first be converted into shares of common stock). The company no longer makes grants under the 2011 Plan. As of December 31, 2019, a total of 615,234 shares of our common stock had been reserved for issuance pursuant to the 2019 ESPP, which number excludes the 367,316 shares that were added to the 2019 ESPP as a result of the automatic annual increase on January 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization.

(2)	Includes 7,847,716 shares of common stock issuable upon the exercise of outstanding options and 503,861 shares of common stock issuable upon the vesting and settlement of RSUs.

(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)	As of December 31, 2019, there were 2,309,370 shares of common stock available for grant under the 2019 Plan and 615,234 shares of common stock available for grant under the 2019 ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2020, for:
•each of our named executive officers for fiscal 2019;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock.
 We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 37,849,780 shares of our common stock outstanding on March 31, 2020. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Health Catalyst, Inc., 3165 Millrock Drive #400, Salt Lake City, Utah 84121.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Entities affiliated with Norwest(1)	4,704,181	12.4%
Entities affiliated with Sequoia(2)	3,707,029	9.8%
Directors and Named Executive Officers:
Fraser Bullock(3)	66,271	*
Todd Cozzens(4)	1,102,389	2.9%
Michael Dixon(5)	26,157	*
Timothy G. Ferris(6)	36,460	*
Duncan Gallagher(7)	46,876	*
Promod Haque(8)	4,704,837	12.4%
John A. Kane(9)	86,675	*
Julie Larson-Green	—	*
Anita V. Pramoda(10)	172,268	*
S. Dawn Smith	—	*
Daniel Burton(11)	915,997	2.4%
Paul Horstmeier(12)	194,988	*
Dale Sanders(13)	587,168	1.6%
All directors and executive officers as a group (16 persons)(14)	8,347,848	22.1%
_________________
* Represents beneficial ownership of less than 1%.
(1) Consists of (a) 2,352,091 shares of common stock held by Norwest Venture Partners XI, LP (“NVP XI”) and (b) 2,352,090 shares of common stock held by Norwest Venture Partners XII, LP (“NVP XII”). Genesis VC Partners XI, LLC (“Genesis XI”) is the general partner of NVP XI and may be deemed to have sole voting and dispositive power over the shares held by NVP XI. Genesis VC Partners XII, LLC

(“Genesis XII”) is the general partner of NVP XII and may be deemed to have sole voting and dispositive power over the shares held by NVP XII. NVP Associates, LLC, the managing member of Genesis XI and Genesis XII, and each of Dr. Haque, Jeffrey Crowe, and Jon E. Kossow, as Co-Chief Executive Officers of NVP Associates, LLC and members of the general partners, may be deemed to share voting and dispositive power over the shares held by NVP XI and NVP XII. Such persons and entities disclaim beneficial ownership of the shares held by NVP XI and NVP XII, except to the extent of any proportionate pecuniary interest therein. The address for these entities is 525 University Avenue, #800, Palo Alto, CA 94301.
(2) Consists of (i) 2,658,909 shares of common stock held by Sequoia Capital U.S. Growth Fund IV, LP (SC USGF IV), (ii) 110,182 shares of common stock held by Sequoia Capital USGF Principals Fund IV, LP (“SC USGF IV PF”), (iii) 848,776 shares of common stock held by Sequoia Capital U.S. Growth Fund V, LP (“SC USGF V”), and (iv) 89,162 shares of common stock held by SC US GF V Holdings, Ltd. (“SC USGF V Holdco”). SC US (TTGP), Ltd. is the general partner of SCGF IV Management, L.P., which is the general partner of SC USGF IV and SC USGF IV PF (collectively, the “SC USGF IV Funds”). As a result, SC US (TTGP), Ltd. and SCGF IV Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USGF IV Funds. SC US (TTGP), Ltd. is the general partner of SCGF V Management, L.P., which is the general partner of SC USGF V and Sequoia Capital USGF Principals Fund V, L.P. (collectively “the SC USGF V Funds”), which together own 100% of the outstanding shares of SC USGF V Holdco. As a result, SC US (TTGP), Ltd. and SCGF V Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USGF V Funds and SC USGF V Holdco. The address for each of the Sequoia Capital entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(3) Consists of 66,271 shares of common stock.
(4) Consists of (a) 6,344 shares of common stock held by Matoaka LLC, (b) 943,484 shares of common stock held by Leerink Transformation Fund I, L.P., (c) 134,331 shares of common stock held by Mr. Cozzens, and (d) 18,230 shares of common stock underlying options exercisable within 60 days of March 31, 2020. Mr. Cozzens holds the voting and dispositive power of Matoaka LLC. Mr. Cozzens is a co-founder and Managing Partner and holds voting and dispositive power of Leerink Transformation Fund I, L.P.
(5) Consists of 26,157 shares of common stock. Does not include shares held by Sequoia Capital.
(6) Consists of 36,460 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(7) Consists of 46,876 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(8) Consists of shares held by the Norwest Entities identified in Footnote 1 and 656 shares of common stock held by Dr. Haque. Dr. Haque is a Senior Managing Partner of Norwest and jointly with other partners holds the voting and dispositive power for the Norwest Entities.
(9) Consists of (a) 81,466 shares of common stock and (b) 5,209 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(10) Consists of (a) 94,348 shares of common stock held by Omkara, LLC and (b) 77,920 shares of common stock underlying options exercisable within 60 days of March 31, 2020. Ms. Pramoda wholly-owns and holds the voting and dispositive power of Omkara, LLC.
(11) Consists of (a) 7,500 shares of common stock and (b) 908,497 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(12) Consists of 194,988 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(13) Consists of (a) 61,228 shares of common stock and (b) 525,940 shares of common stock underlying options exercisable within 60 days of March 31, 2020.
(14) Consists of (a) 6,133,691 shares of common stock and (b) 2,214,157 shares of common stock underlying options exercisable within 60 days of March 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Redeemable Convertible Preferred Stock Financings

Series F Redeemable Convertible Preferred Stock Financing
In February 2019, we sold an aggregate of 437,787 shares of our Series F redeemable convertible preferred stock at a purchase price of $27.84 per share, for an aggregate purchase price of $12.2 million, pursuant to our Series F redeemable convertible preferred stock financing. The following table summarizes purchases of our Series F redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series F Redeemable Convertible Preferred Stock	Total Purchase Price
Entities affiliated with Sequoia Capital(1)(2)	35,919	999,998
Entities affiliated with Norwest(3)(4)	71,838	1,999,997
__________________

(1)	Affiliates of Sequoia Capital holding our securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Sequoia Capital U.S. Growth Fund IV, L.P., Sequoia Capital USGF Principals Fund IV, L.P. and Sequoia Capital U.S. Growth Fund V, L.P. Affiliates of Sequoia Capital beneficially own more than 5% of our outstanding capital stock as of December 31, 2019.

(2)	Michael Dixon, a member of our board of directors, is a former partner at Sequoia Capital.

(3)	Affiliates of Norwest holding our securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP. Affiliates of Norwest beneficially own more than 5% of our outstanding capital stock as of December 31, 2019.

(4)	Promod Haque, a member of our board of directors, is a senior managing partner at Norwest.

Investor Rights, Registration, and Stockholders Agreements
In connection with our redeemable convertible preferred stock financings, we entered into investor rights and registration agreements containing registration rights and information rights, among other things, with certain holders of our redeemable convertible preferred stock and certain holders of our common stock. Additionally, we entered into a stockholders agreement (the “Stockholders Agreement”) containing voting rights relating to the composition of the board of directors, certain transfer restrictions, certain preemptive rights, and other voting rights, with certain holders of our redeemable convertible preferred stock and certain holders of our common stock. The parties to each of these agreements include the following holders of more than 5% of our capital stock: entities affiliated with Sequoia Capital and entities affiliated with Norwest.

The parties to each of these agreements also include the following officers, directors, and/or their affiliated entities: HQC Acquisition, LLC, an entity affiliated with Fraser Bullock, Matoaka, LLC, an entity affiliated with Todd Cozzens, Leerink Transformation Fund I L.P., an entity affiliated with Todd Cozzens, Omkara LLC, an entity affiliated with Anita V. Pramoda, Todd Cozzens, and John A. Kane. The parties to the Stockholders Agreement also include the following officers, directors, and/or their affiliated entities as key holders: Dale Sanders. In addition, entities affiliated with Thomas Burton, our Senior Vice President and Chief Learning Office and the brother of Daniel Burton, our CEO, are parties to the stockholders’ agreement. These stockholder agreements terminated upon the completion of our IPO in July 2019, except for the registration rights granted under our registration agreement, as more fully described in “Description of Capital Stock—Registration Rights.”

Employment Arrangements
Thomas Burton, one of our co-founders and the brother of Daniel Burton, our CEO and one of our directors, is a non-executive employee, currently serves as Senior Vice President and Chief Learning Officer, and has served with us since July 2008. Thomas Burton’s total compensation for the fiscal year ended December 31, 2019 was $384,844. Thomas Burton did not receive any new equity grants during the fiscal year ended December 31, 2019. Jeffrey Selander, the brother-in-law of Daniel Burton, is a non-executive employee, currently serves as Senior Vice President, and has served with us since September 2011. Mr. Selander’s total compensation for the fiscal year ended December 31, 2019 was $579,590, including stock option grants with an aggregate grant date fair value of $232,499. Neither Thomas Burton nor Jeffrey Selander lives in the same household as Daniel Burton.

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation—Narrative to Summary Compensation Table—Executive employment arrangements.”

Customer Relationships
Timothy G. Ferris, a member of our board of directors since January 2018, serves as the Senior Vice President for Population Health Management at Partners HealthCare, a non-profit hospital and physicians network. We maintain two on-going technology and professional service relationships with Partners HealthCare, including a technology access and professional services relationship, and a licensing arrangement in which we license certain technology and know-how from Partners HealthCare related to our care management offerings. In the fiscal year ended December 31, 2019, we recognized $3.0 million in revenue under these contracts.

Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Management—Non-Employee Director Compensation” and “Executive Compensation.”

Other Transactions
We had an agreement with Donegal Advisory Services, LLC from January 2017 to January 2019 whereby Duncan Gallagher, a member of our board of directors and President of Donegal Advisory Services, LLC, received $7,083.33 per month in compensation as a retainer to serve as a strategic advisor.

Other than as described above, since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arms-length dealings with unrelated third parties.

Limitation of Liability and Indemnification of Directors and Officers
We have adopted an amended and restated certificate of incorporation, which contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law (“DGCL”) is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, we have adopted amended and restated bylaws, which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, our bylaws, and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Party Transaction Policy

Our board of directors has adopted a formal policy by which our audit committee has the primary responsibility for reviewing and approving related person transactions. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were, or will be participants and in which the amount involved exceeds $120,000. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the specific transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

ADDITIONAL INFORMATION
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ANNUAL MEETING OF STOCKHOLDERS OF

HEALTH CATALYST, INC.

June 12, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - *Before the Meeting:* Go to www.voteproxy.com
Follow the on-screen instructions, up until 11:59 pm ET on June 11, 2020. Have your proxy card available when you access the web page and use the Company Number and Account Number shown to the right.
During the Meeting: Go to https://web.lumiagm.com/237798905
You may attend the meeting via the Internet and vote during the meeting. Have your proxy card available when you access the web page and use the Company Number and Account Number shown to the right.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions, up until 11:59pm ET on June 11, 2020. Have your proxy card available when you call and use the Company Number and Account Number shown to the right.

MAIL - Mark, sign, date, and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The notice of meeting, proxy statement, proxy card, and annual report to shareholders are available at http://www.astproxyportal.com/ast/22965

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000001000 8 061220

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Class I Directors for a term of three years until their successors are duly elected and qualified, subject to their earlier removal or resignation:

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

○ Timothy G. Ferris
○ Anita V. Pramoda
○ S. Dawn Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Health Catalyst, Inc. for its fiscal year ending December 31, 2020.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made for Proposal 1 or Proposal 2, this proxy will be voted as WITHHELD for such proposal(s). Please see the Proxy Statement for more details on the effect of a withheld vote.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEALTH CATALYST, INC.

Proxy for Annual Meeting of Shareholders on June 12, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of J. Patrick Nelli and Daniel Orenstein, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Health Catalyst, Inc., to be held virtually via a live interactive audio webcast at https://web.lumiagm.com/237798905, and at any adjournments, postponements or other delays thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475